UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 17, 2020

PEBBLEBROOK HOTEL TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-34571	27-1055421
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4747 Bethesda Avenue,	Suite 1100
Bethesda,	Maryland	20814
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (240) 507-1300
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.01 par value per share	PEB	New York Stock Exchange
Series C Cumulative Redeemable Preferred Shares, $0.01 par value	PEB-PC	New York Stock Exchange
Series D Cumulative Redeemable Preferred Shares, $0.01 par value	PEB-PD	New York Stock Exchange
Series E Cumulative Redeemable Preferred Shares, $0.01 par value	PEB-PE	New York Stock Exchange
Series F Cumulative Redeemable Preferred Shares, $0.01 par value	PEB-PF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, Pebblebrook Hotel Trust (the “Company”), as parent guarantor, Pebblebrook Hotel, L.P., as borrower (the “Operating Partnership”), and certain subsidiaries of the Operating Partnership, as guarantors, entered into that certain Fourth Amended and Restated Credit Agreement, dated as of October 13, 2017, with Bank of America, N.A., as administrative agent, swing line lender and L/C issuer, and certain other lenders named therein (the “Credit Agreement”). The material terms of the Credit Agreement are described under Item 1.01 of the Company’s Current Report on Form 8-K filed with the United States Securities and Exchange Commission (the “SEC”) on October 17, 2017, which description is hereby incorporated by reference herein. As previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on December 3, 2018, the Company exercised a portion of the Credit Agreement’s accordion feature to increase the maximum amount available under the unsecured revolving credit facility governed by the Credit Agreement (the “Revolving Credit Facility”) to $650 million.
On March 17, 2020 and March 19, 2020, the Company borrowed an aggregate of $643.0 million under the Revolving Credit Facility as a precautionary measure in order to increase its cash position and preserve financial flexibility in light of current uncertainty resulting from, and the adverse effects on operations of, the novel coronavirus and related respiratory disease (“COVID-19”) pandemic.
As of March 23, 2020, the principal amount outstanding under the Revolving Credit Facility was approximately $643.0 million.  The current interest rate for borrowings under the Revolving Credit Facility is LIBOR plus 160 basis points based on the Company’s current leverage ratio, or approximately 2.41% as of March 23, 2020.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on February 19, 2020, on February 12, 2020, the Board of Trustees (the “Board”) of the Company approved compensatory arrangements in which the three executive officers of the Company will participate for 2020. The Company's three executive officers are Jon E. Bortz, Chairman, President and Chief Executive Officer; Raymond D. Martz, Executive Vice President, Chief Financial Officer, Treasurer and Secretary; and Thomas C. Fisher, Executive Vice President and Chief Investment Officer. Among other compensatory arrangements for each executive for 2020, the Board approved (i) an annual cash base salary; (ii) an annual cash bonus incentive award under the Company’s 2009 Equity Incentive Plan, as amended and restated effective July 10, 2012, as amended (the “Plan”); and (iii) a special retention award of LTIP Class B Units in the Company’s operating partnership under the Plan.

Following the Board’s approvals of these compensatory arrangements, COVID-19 was declared by the World Health Organization to be a pandemic and the pandemic began to have a material adverse effect on the Company’s operations and financial performance. In response, the Company began to suspend operations at its hotel properties, reduced its capital investments, and began to implement other expense-reduction measures.

As part of the expense-reduction measures, the Company’s executive officers voluntarily offered and recommended to the Board that the Board (i) effective April 1, 2020, and for the remainder of the 2020, reduce the 2020 annual cash base salary of Mr. Bortz to $0 and of Messrs. Martz and Fisher by 30%; (ii) pay the annual cash bonus incentive award, if earned based on the performance criteria previously disclosed, in common shares in lieu of cash; and (iii) terminate the special retention award of LTIP Class B Units. In response, on March 22, 2020, the Board took the following actions:

•	Reduced Mr. Bortz’s annual cash base salary to $0 for April through December of 2020;

•	Reduced Mr. Martz’s annual cash base salary by 30% for April through December of 2020;

•	Reduced Mr. Fisher’s annual cash base salary by 30% for April through December of 2020;

•
Determined that common shares would be paid in lieu of any cash that may be earned under the 2020 annual cash bonus incentive award based on performance against certain management objectives and goals established by the Board; and

•	Terminated the special retention award of LTIP Class B Units.

In addition, and as a further cost-reduction measure, the Board reduced its 2020 compensation by 30% from the amounts previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on February 19, 2020. The reduction applies to the annual retainer and the fee paid to each chairperson of the Board’s three standing committees.

Item 7.01. Regulation FD Disclosure.

On March 23, 2020, the Company announced actions it has taken and will take to mitigate the operating and financial impact on the Company of the COVID-19 pandemic.

A copy of the press release is furnished as Exhibit 99.1 to this report and is hereby incorporated by reference herein.

Item 8.01. Other Events.

On March 23, 2020, the Company announced that, due to the effects of the COVID-19 pandemic, it had suspended operations at 28 of its 54 hotel properties and that it expects to suspend operations at its remaining 26 hotel properties by March 30, 2020.
The following risk factor supplements the risk factor disclosure contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 20, 2020.
The effects of the COVID-19 pandemic on our operations and financial performance could be long-lasting and severe.
The recent outbreak of the novel coronavirus and related respiratory disease (“COVID-19”) throughout the world, classified by the World Health Organization as a pandemic, is a rapidly evolving situation, has disrupted global travel and supply chains, and has adversely impacted global commercial activity across many industries, including in particular the travel and hospitality industries. The COVID-19 pandemic has had, and is expected to continue to have, significant adverse impacts on economic and market conditions and global economic contraction. The rapid development and fluidity of pandemic situations precludes any prediction as to the scale and scope of the ultimate adverse impact and longevity of the COVID-19 pandemic or any future pandemic outbreak.
The effects of the COVID-19 pandemic on the hotel industry is unprecedented. Its effects have already materially adversely affected our operations. By March 23, 2020, we had suspended operations at more than half of our hotel properties and on that date we announced that we expect to suspend operations at all of our other hotel properties by March 30, 2020. It is not currently known when the operations at our hotel properties will resume. We cannot predict the full extent and duration of the effects of the COVID-19 pandemic on our operations, although the longer and more severe the pandemic, the greater the material adverse effect on our financial condition, our results of operations, the market price of our common shares, our ability to make distributions to our shareholders, our access to credit markets and our ability to service our indebtedness.

This Current Report on Form 8-K contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. These forward-looking statements relate to the suspension of operations at hotel properties. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information.

These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy, supply and demand in the hotel industry, the effects of the COVID-19 pandemic and other factors as are described in greater detail in the Company’s filings with the SEC, including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2019. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press release, issued March 23, 2020, announcing the Company's action plan to mitigate the COVID-19 impact.
101.SCH	Inline XBRL Taxonomy Extension Schema Document
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEBBLEBROOK HOTEL TRUST

March 23, 2020	By:	/s/ Raymond D. Martz
		Name:	Raymond D. Martz
		Title:	Executive Vice President, Chief Financial Officer, Treasurer and Secretary